SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         Volt Information Sciences, Inc.
                (Name of Registrant as Specified in Its Charter)
           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                         VOLT INFORMATION SCIENCES, INC.
                              560 Lexington Avenue
                          New York, New York 10022-2928


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 18, 2000

TO THE SHAREHOLDERS OF
VOLT INFORMATION SCIENCES, INC.

The Annual Meeting of Shareholders of Volt Information Sciences, Inc. (the "Company") will be held at the 1st floor Atrium, Volt Corporate Park, 2401 N. Glassell Street, Orange, California, on Tuesday, April 18, 2000, at 2:00 P.M., Pacific time, to consider the following:

         1. The election of four Class I directors to serve until the 2002 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

         2. A proposal to ratify the action of the Board of Directors in appointing Ernst & Young LLP as the Company's independent auditors for the fiscal year ending November 3, 2000; and

         3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 10, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill out and sign the enclosed Proxy exactly as your name appears on the Proxy, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience and requires no postage if mailed within the United States. The giving of this Proxy will not affect your right to vote in person in the event that you find it convenient to attend the meeting.

                                              By Order of the Board of Directors

                                                     Jerome Shaw, Secretary


New York, New York
March 24, 2000

                         VOLT INFORMATION SCIENCES, INC.
                              560 Lexington Avenue
                          New York, New York 10022-2928

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement, to be mailed on or about March 24, 2000, is furnished in connection with the solicitation by the Board of Directors of Volt Information Sciences, Inc., a New York corporation (the "Company" or "Volt"), of Proxies in the accompanying form ("Proxy" or "Proxies") for use at the Annual Meeting of Shareholders of the Company to be held on April 18, 2000 and at any adjournments or postponements thereof (the "Annual Meeting").

         Only holders of record of the Company's Common Stock (the "Common Stock") as of the close of business on March 10, 2000 are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on that date, there were issued and outstanding 15,077,685 shares of Common Stock of the Company. Each issued and outstanding share of Common Stock on that date is entitled to one vote upon each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of at least 35% of the total issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business thereat.

         All Proxies received will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors and (b) in favor of the proposal to ratify the appointment of independent auditors. Management does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Annual Meeting. If any other matters or motions come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote that Proxy in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the Annual Meeting. Proxies may be revoked at any time prior to their exercise by written notification to the Secretary of the Company at the Company's principal executive offices located at 560 Lexington Avenue, New York, New York 10022-2928, by voting at the Annual Meeting or by submitting a later dated proxy.

         Separate Proxies are being transmitted to each employee of the Company who is a participant in the Company's Employee Stock Ownership Plan (the "ESOP") or has shares of the Company's Common Stock allocated to his or her account as a participant in the Company's 401(k) Savings Plan (the "Savings Plan"). Shares in the ESOP allocated to a participant's ESOP account will be voted as directed by the participant in a signed Proxy which is timely returned to the ESOP Trustee. Unallocated shares and shares in the ESOP as to which the ESOP Trustee does not receive a direction will be voted by the ESOP Trustee on the foregoing matters in the same proportion as shares are voted by participants who direct the Trustee as to how to vote. Shares of Common Stock held in a Savings Plan participant's account will be voted as directed by the participant in a signed Proxy which is timely returned to the Savings Plan Trustee. Shares in the Savings Plan as to which the Savings Plan Trustee does not receive a direction will be voted by the Savings Plan Trustee in such manner as the Plan Administrator deems proper in the Plan Administrator's best judgment.

         A plurality of votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to ratify the selection of Ernst & Young as the Company's independent auditors for fiscal 2000. Votes withheld in the case of the election of directors and abstentions and broker non-votes with respect to any other matter are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on the foregoing matters, but are counted in determining a quorum.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS, MANAGEMENT AND NOMINEES

         The following table sets forth information, as of February 29, 2000 (except as described in the footnotes to the following table), with respect to the beneficial ownership of Common Stock, the Company's only class of voting or equity securities, by (a) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock,
(b) each of the directors of the Company, including nominees to serve as directors, (c) each of the executive officers named in the Summary Compensation Table contained under "Executive Compensation" and (d) executive officers and directors as a group:



Name and Address                                        Amount and Nature of
of Beneficial Owner                                    Beneficial Ownership (1)               Percent of Class (2)
-------------------                                    ------------------------               --------------------
William Shaw                                           3,659,080 (3) (4)                       24.1%
560 Lexington Avenue
New York, NY 10022-2928

Jerome Shaw                                            3,198,127 (3) (5)                       21.2%
2401 N. Glassell Street
Orange, CA 92665

Westport Asset Management, Inc.                        1,074,087                                6.9%
253 Riverside Avenue
Westport, CT 06880

Dimensional Fund Advisors, Inc.                          981,600                                6.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

James J. Groberg                                          10,099                                 *

Irwin B. Robins                                           23,282                                 *

Steven A. Shaw                                           219,023                                1.5%

Lloyd Frank                                                8,000                                 *

Mark N. Kaplan                                             6,000                                 *

William H. Turner                                          1,000                                 *

All executive officers and                             7,159,722 (3) (4) (5)(8)                46.1%
    directors as a group
    (12 persons including the foregoing)

----------------

(1) Except as noted, the named beneficial owners have sole voting and dispositive power with respect to their beneficially owned shares. Includes shares held for the account of executive officers under the ESOP and the Savings Plan.

                                              (Footnotes continued on next page)

(2) Asterisk indicates less than 1%. Shares reflected as owned by a person that are not outstanding, but that are issuable upon exercise of the portion of options held by such person that are exercisable on or within 60 days after February 29, 2000, are considered outstanding for the purpose of computing the percentage of outstanding Common Stock that would be owned by the person if the options were exercised, but (except for the calculation of the beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person. None of the named persons are known to own shares of common stock of Autologic Information International, Inc., a 59% publicly-held subsidiary of the Company ("Autologic"). If the portion of the options granted by Autologic held by William Shaw (11,000 shares), Jerome Shaw (11,000 shares), James J. Groberg (6,000 shares), Irwin B. Robins (6,000 shares), Steven A. Shaw (400 shares), and all executive officers and directors of the Company as a group (9 persons, 47,400 shares) that are exercisable within 60 days of February 29, 2000 were exercised, none of such person or group would own at least 1% of the outstanding common stock of Autologic.

(3) Includes the following shares issuable upon the exercise of the portion of options granted by the Company which are exercisable on or within 60 days after February 29, 2000: William Shaw, 120,000 shares; Jerome Shaw, 45,000 shares; James J. Groberg, 6,834 shares; Irwin B. Robins, 13,534 shares; Steven A. Shaw, 9,100 shares; Mark N. Kaplan, 3,000 shares; and all executive officers and directors as group (10 persons), 218,868 shares.

(4) Includes 99,561 shares owned by Mr. Shaw as sole trustee of a trust for the benefit of his wife, as to which shares Mr. Shaw disclaims beneficial ownership.

(5) Includes (i) 2,885,430 shares owned by Mr. Shaw and his wife as trustees of a revocable trust for their benefit or as community property, as to which shares they may be deemed to have shared voting and investment power (pursuant to the terms of the trust, Mr. Shaw may demand that the shares in trust be transferred to him at any time) and (ii) 236,250 shares owned by Mr. Shaw and his wife as trustees of a trust for the benefit of one of their children, as to which shares Mr. and Mrs. Shaw may be deemed to have shared voting and investment power (the inclusion of which 236,250 shares is not an admission of beneficial ownership of those shares by Mr. Shaw). Excludes 6,750 shares owned by Mr. Shaw's wife, as to which Mr. Shaw disclaims beneficial ownership.

(6) Based on information as of December 31, 1999 contained in a Schedule 13G dated February 16, 2000.

(7) Based on information as of December 31, 1999 contained in a Schedule 13G dated February 3, 2000.

(8) Excludes 2,529 shares owned by Mr. Frank's wife as to which Mr. Frank disclaims beneficial ownership.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors consists of eight directors, divided into two classes. The terms of office of Class I and Class II directors expire at the 2000 and 2001 Annual Meetings of Shareholders, respectively. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that annual meeting to serve for a term of two years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's shareholders except Lloyd Frank, who was elected by the Board of Directors on March 6, 2000.

         Unless otherwise directed, persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Irwin B. Robins, Steven A. Shaw, Lloyd Frank and Mark N. Kaplan as Class I directors to serve until the 2002 Annual Meeting of Shareholders and, in each case, until his successor is elected and qualified (those persons are referred to in this Proxy Statement as the "nominees"). Each nominee has indicated his availability to serve as a director. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of the Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors.

         A plurality of the votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee. Votes withheld will have no effect on the outcome of the election of directors.

BACKGROUND OF NOMINEES AND CONTINUING DIRECTORS

NOMINEES

(CLASS I)

         IRWIN B. ROBINS, 65, has been a Senior Vice President of the Company since September 1985 and has been employed in executive capacities by the Company since 1980. Mr. Robins has served as a director of the Company since 1981. Mr. Robins has advised the Company that he intends to retire as an employee of the Company at a mutually convenient time during fiscal 2000 but Mr. Robins and the Company intend that Mr. Robins will remain a director of the Company and that Mr. Robins will become a consultant to the Company handling certain legal and transactional matters as may be mutually agreed upon (see "Executive Remuneration - Employment Agreements and Termination of Employment").

         STEVEN A. SHAW, 40, has been a Vice President of the Company since April 1997 and has been employed by the Company in various capacities since November 1995. For more than five years prior thereto, he operated a number of privately-held telecommunication services companies, of which he still owns most of the equity interest. He has served as a director of the Company since August 1998.

         LLOYD FRANK, 74, has been a director of the Company since March 6, 2000. Mr. Frank has been a partner in the law firm of Parker Chapin LLP since January 1977. Parker Chapin LLC provided legal services for the Company during fiscal 1999 and has been retained to provide legal services to the Company during fiscal 2000. Mr. Frank is also a director of Park Electrochemical Corp. and Dryclean USA, Inc.

         MARK N. KAPLAN, 70, has been a director of the Company since April 1991. Mr. Kaplan has been of counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1999 and, from October 1979 until that time, was a partner in that firm. Skadden, Arps, Slate, Meagher & Flom LLP may be retained to provide legal services to the Company during fiscal 2000. Mr. Kaplan is also a director of Grey Advertising Inc., DRS Technologies, Inc., Refac Technology Development Corporation, American Biltrite, Inc. and Congoleum Corporation

DIRECTORS WHOSE TERM OF OFFICE CONTINUES AFTER THE ANNUAL MEETING

(CLASS II)


         WILLIAM SHAW, 75, a founder of the Company, has been President, Chairman of the Board and Chief Executive Officer of the Company since its formation and has been employed in executive capacities by the Company and its predecessors since 1950. He has served as a director of the Company since its formation in 1957. He is also a director of Autologic.

         JEROME SHAW, 73, also a founder of the Company, has been Executive Vice President and Secretary of the Company since its formation and has been employed in executive capacities by the Company and its predecessors since 1950. He has served as a director of the Company since its formation in 1957. He is also a director of Autologic.

         JAMES J. GROBERG, 71, has been a Senior Vice President and the Chief Financial Officer of the Company since September 1985 and was also employed in executive capacities by the Company from 1973 to 1981. He has served as a director of the Company since 1987. He is also a director of Autologic.

         WILLIAM H. TURNER, 60, has been a director of the Company since August 1998. He has been Chairman since September 1999 and, from August 1997 to August 1999, was President, of PNC Bank, New Jersey. From October 1996 to July 1997 he was President and Chief Executive Officer of Franklin Electronic Publishers, Inc. (a designer and developer of hand-held electronic information products) and, from February 1991 to September 1996, he was Vice Chairman of The Chase Manhattan Bank and its predecessor, Chemical Banking Corporation. He is also a director of Standard Motor Products, Inc., Franklin Electronic Publishers, Inc. and New Jersey Resources Corp.

         William Shaw and Jerome Shaw are brothers. Steven A. Shaw is the son of Jerome Shaw. There are no other family relationships among the directors or executive officers of the Company. Messrs. William Shaw, Jerome Shaw and Irwin
B. Robins are parties to employment agreements with the Company. See "Employment Agreements" under "Executive Remuneration."

COMMITTEES OF THE BOARD

         The Company has Audit, Compensation and Stock Option Committees, but does not have a nominating committee.

         The Audit Committee consists of Mark N. Kaplan, William H. Turner (since March 2000 when he replaced John R. Torrell who resigned as a director) and, since he joined the Board in March 2000, Lloyd Frank. This committee is authorized to examine and consider matters related to internal and external audits of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditor's engagement, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, the quality of the Company's system of internal accounting controls, and matters of concern to the independent auditors resulting from their audit of the Company's financial statements, including the result of the independent auditor's review of internal accounting controls and suggestions for improvements. The Audit Committee met twice during the past fiscal year.

         The Compensation Committee, consisting of Messrs. Kaplan, Turner and, since he joined the Board in March 2000, Frank, is authorized to make recommendations to the Board concerning the compensation of those officers who are also directors of the Company. The Compensation Committee did not meet separately from the full Board during the past fiscal year.

         The Stock Option Committee consists of Messrs. William Shaw and Kaplan. The Stock Option Committee is authorized to administer (including granting options under) the Company's stock option plans. However, since August 1996, when revised provisions of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 became effective, all options have been granted by the full Board of Directors.

         The Board of Directors met four times during the past fiscal year. Each incumbent director attended at least 75% of the meetings of the Board of Directors and Committees on which he served which were held during the fiscal year.

                             EXECUTIVE REMUNERATION

Summary Compensation Table

         The following table sets forth information concerning the compensation during the fiscal years ended October 29, 1999, October 30, 1998 and October 31, 1997 of the Company's Chief Executive Officer and each of the four other executive officers of the Company who received the highest cash compensation during the fiscal year ended October 29, 1999 for services rendered in all capacities to the Company and its subsidiaries:

                           Summary Compensation Table
                                                                                        Long-Term
                                                                                      Compensation
                                                                                       Securities
                                                                                       Underlying
                                                Annual Compensation                      Options
                                                -------------------                      -------             All Other
Principal Position              Year             Salary (1)           Bonus        Volt         Autologic  Compensation (2)
------------------              ----             ----------           -----        ----         ---------  ----------------
William Shaw                      1999          $368,462         $     --           --           10,000          $1,344
President and                     1998           355,000           30,000           --           --               1,981
  Chief Executive Officer         1997           355,000           30,000           --           --               1,697

Jerome Shaw,                      1999           368,462             --             --           10,000           1,344
Executive Vice President          1998           355,000           30,000           --           --               1,981
                                  1997           355,000           30,000           --           --               1,697

James J. Groberg,                 1999           297,461           20,000          15,000        5,000            1,091
Senior Vice President and         1998           284,769           25,000            5,000       --               1,683
  Chief Financial Officer         1997           263,889           15,000           --           --               1,339

Irwin B. Robins,                  1999           262,500           10,000          20,000        5,000            1,091
Senior Vice President             1998           247,558           15,000           --           --               1,685
                                  1997           232,615           15,000           --           --               1,457

Steven A. Shaw                    1999           200,000           40,000           --           2,000              993
Vice President                    1998           141,278              --            --           --                 665
                                  1997            90,346(3)           --            --           --                 355


----------------

(1) Includes compensation deferred under the Company's deferred compensation plan and under Section 401(k) of the Internal Revenue Code of 1986, as amended.

                                              (Footnotes continued on next page)

(2) Amounts in fiscal 1999 include premiums under the Company's group life insurance policy ($447 for each of William Shaw and Jerome Shaw; $194 for each of James J. Groberg and Irwin B. Robins; and $224 for Steven A. Shaw); the market value at the date of contribution of the portion of the shares of Common Stock contributed by the Company under the ESOP ($863 for each of the named executives officers, except that for Steven A. Shaw the amount was $740); and the market value at fiscal year-end of the portion of the shares forfeited by terminated employees under such plan, which were allocated during fiscal 1999 with respect to fiscal 1998 to the named officers in accordance with such plan ($34 for each of the named officers, except that for Steven A. Shaw the amount was $29).

(3) Mr. Shaw was elected Vice President of the Company in April 1997. Includes compensation paid to Mr. Shaw for services rendered in all capacities for the full fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning options granted during the Company's 1999 fiscal year to the executive officers named in the Summary Compensation Table by the Company and by Autologic, its 59% - owned subsidiary:

                               Individual Options

                        Number of        Percent of                                      (1)
                        Shares           Total Options                                           Potential
                        Underlying       Granted to         Exercise                     Realizable Value At Assumed
                        Options          Employees in       Price         Expiration     Annual Rates of Stock Price
                        Granted          Fiscal Year (3)    Per Share       Date         Appreciation for Option Term (4)
                        -------          ---------------    ---------       ----         --------------------------------
                                                                                                   5%          10%
                                                                                                   --         ----
William Shaw             10,000 (1)             7.0%          $ 4.25         11/4/08          $26,728          $67,734

Jerome Shaw              10,000 (1)             7.0%            4.25         11/4/08           26,728           67,734

James J. Groberg         15,000 (2)            12.5%           16.63         3/10/09          156,830          397,439
                          5,000 (1)             3.5%            4.25         11/4/08           13,364           33,867

Irwin B. Robins          20,000 (2)            16.7%           18.56         3/25/09          233,477          591,677
                          5,000 (1)             3.5%            4.25         11/4/08           13,364           33,867

Steven A. Shaw            2,000 (1)             1.4%            4.25         11/4/08            5,346           13,917

----------------
(1) Options granted under Autologic Employees' Incentive Stock Option Plan (the "Autologic Plan"). Each option was granted at an exercise price equal to 100% of the market value of Autologic's common stock on the date of grant, have a ten year term and vest in five equal annual installments, commencing one year following the date of grant, subject to possible earlier termination at specified times following termination of employment with Volt, death or disability.

(2) Options granted under the Company's 1995 Non-Qualified Stock Option Plan (the "Company Plan"). Each option was granted at an exercise price equal to 100% of the market value of the Company's Common Stock on the date of grant, have a ten year term and vest in five equal annual installments, commencing one year following the date of grant, subject to possible earlier termination at specified times following termination of employment, death or disability.

(3) The percentages reflect, in the case of options granted under the Company Plan, the percent of total options granted to all employees of the Company during fiscal 1999 and, in the case of the Autologic Plan, the percent of total options granted to all employees of Autologic during fiscal 1999.

                                              (Footnotes continued on next page)

(4) These values are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock or Autologic's common stock.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

         There were no options to purchase Common Stock of the Company or Autologic exercised during fiscal year ended October 29, 1999 by any of the executive officers named in the Summary Compensation Table. The following table sets forth certain information concerning Common Stock of the Company and Autologic subject to unexercised options held at October 29, 1999 by the executive officers named in the Summary Compensation Table.


                                       Number of Shares
                                       ----------------
                                    Underlying Unexercised                            Value of In-the-Money
                                    ----------------------                            ---------------------
                                  Options at Fiscal Year-End                       Options at Fiscal Year-End
                                  --------------------------                       --------------------------
                                (Exercisable / Unexercisable)                   (Exercisable / Unexercisable) (1)
                                -----------------------------                   ---------------------------------
William Shaw                          120,000/ -      (2)                             $1,181,250/ -      (2)
                                       11,000/8,000   (3)                                     - / -      (3)

Jerome Shaw                           45,000/ -       (2)                                 75,001/ -      (2)
                                      11,000/8,000    (3)                                     - / -      (3)

James J. Groberg                      6,834/13,666    (2)                                  10,208/37,500 (2)
                                      6,000/4,000     (3)                                      - / -     (3)

Irwin B. Robins                       13,534/17,666   (2)                                 15,084/19,000  (2)
                                       6,000/4,000    (3)                                     - / -      (3)

Steven A. Shaw                        7,000/7,000     (2)                                 10,500/7,000   (2)
                                        400/1,600     (3)                                     - / -      (3)

  ----------------

(1) Represents the closing sale price of the Company's Common Stock as reported by NYSE on October 29, 1999, minus the option exercise price. None of the options to purchase common stock of Autologic (which is traded on the Nasdaq National Market) were in-the-money.

(2)  Shares subject to options under the Company Plan.

(3)  Shares subject to options under the Autologic Plan.


STANDARD COMPENSATION OF DIRECTORS

         Each director of the Company who is not an officer or employee of the Company receives a director's fee at the annual rate of $25,000 and is also reimbursed for out-of-pocket expenses related to his services.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

         The Company is a party to employment agreements dated as of May 1, 1987 with William Shaw and Jerome Shaw. These agreements, as amended, provide for the employment of each in his present executive capacity at an annual base salary which is presently $375,000 (subject to increases and additional compensation, including bonuses, from time to time, at the discretion of the Board of Directors). The employment term under each employment agreement continues until the April 30 which is five years next following the giving by either the Company or the executive of notice to terminate such employment. The agreements also provide for service thereafter for the remainder of the executive's life as a consultant to the Company for annual consulting fees equal to 75% for the first ten years of the consulting period, and 50% for the remainder of the consulting period, of his base salary as in effect immediately prior to the commencement of the consulting period. Upon the death of the executive, the Company will pay to his beneficiary a death benefit equal to three times his annual base salary at the date of death if his death shall have occurred while employed as an executive, 2.25 times his annual base salary at the end of his employment as an executive if his death shall have occurred during the first ten years of the consulting period or 1.5 times his annual base salary at the end of his employment as an executive if his death shall have occurred during the remainder of the consulting period. Each employment agreement permits the executive to accelerate the commencement of the consulting period if a "change in control", as defined in the agreements, of the Company shall occur or if the Company's office where the executive presently performs his principal services shall be relocated to a different geographical area.

         The Company is also a party to an employment agreement dated as of May 1, 1987, as amended, with Irwin B. Robins, providing for his continued employment as Senior Vice President and head of the Company's Legal Department until April 30, 2000. Pursuant to the agreement, Mr. Robins is entitled to receive an annual base salary, which is presently $270,000 (subject to increases and additional compensation, including bonuses, from time to time, at the discretion of the Board of Directors). The agreement also provides that, if a "change in control", as defined in the agreement, of the Company shall occur and thereafter either Mr. Robins shall elect to terminate his employment within two years after the occurrence of certain events which, generally are adverse changes in his compensation, position, function or location or his employment shall be terminated by the Company for any reason other than death, incapacity or "cause", as defined in the agreement, Mr. Robins will be entitled to receive
(a) his regular compensation, including benefits, through the date on which his employment terminates and (b) a lump-sum payment in an amount equal to 2.99 times his "base amount", as defined in Section 280G (b) (3) of the Internal Revenue Code of 1986, as amended. Mr. Robins will not be obligated to seek other employment nor mitigate the payment of the lump sum with any compensation received from other employment.

         Mr. Robins has advised the Company that he intends to retire as an employee of the Company at a mutually convenient time during fiscal 2000. It is expected that, until his retirement, Mr. Robins will continue to receive compensation in accordance with the terms of his Employment Agreement. Mr. Robins and the Company intend that Mr. Robins will remain a director of the Company and, following his retirement, will continue to serve as a consultant to the Company handling certain legal and transactional matters as may be mutually agreed upon. The Company and Mr. Robins are in the process of negotiating a severance and consulting arrangement which is expected to provide for payments to Mr. Robins of $100,000 upon Mr. Robin's retirement and $100,000 on January 2, 2001. In addition, it is expected that Mr. Robins will receive compensation at an hourly rate to be agreed upon from time to time as services are provided to the Company following his retirement and that the stock options presently held by Mr. Robins to purchase shares of the Company's Common Stock will remain exercisable in accordance with their terms for the remainder of each option's ten-year term in the same manner as if Mr. Robins remained an employee provided Mr. Robins complies with the non-competition covenant contained in his stock option agreement. In consideration for the foregoing, Mr. Robins would extend the term of the non-competition provision described below for a period of five years following the later of his cessation of service as a consultant or director, regardless of the reason for such cessation.

         Under the three employment  agreements  described above,  William Shaw,
Jerome Shaw and Irwin B. Robins are prohibited from engaging in any business competitive with the Company, competing with the Company for its customers or encouraging employees of the Company to leave their employment. These restrictions apply for the duration of the respective agreements and for one year thereafter if the executive's employment shall have been terminated by the Company "for cause," as defined in the agreement. William Shaw and Jerome Shaw will not be bound by these restrictions after a "change in control", as defined, of the Company shall have occurred if, during their respective consulting periods, they shall elect to terminate their respective employment agreements and thereby relinquish any further payments or other benefits thereunder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         To date, all decisions regarding the cash compensation of executive officers who are directors and, since August 1996, all decisions regarding the granting of stock options have been made by the entire Board of Directors.
Accordingly, William Shaw, Jerome Shaw, Irwin B. Robins, James J. Groberg and Steven A. Shaw, executive officers and directors of the Company, participated in deliberations of the Company's Board of Directors concerning executive officer compensation during the year ended October 29, 1999. Each executive officer who is also a director does not participate in deliberations as to his own compensation. Mark N. Kaplan and, since March, 2000, Lloyd Frank, serve on the Board. During fiscal 1999, Skadden, Arps, Slate, Meagher & Flom LLP, to which Mr. Kaplan serves as counsel, received $286,690 for services rendered to the Company in fiscal 1998 and Parker Chapin LLP, of which firm Lloyd Frank is a partner, received legal fees of $111,290 for services provided to the Company and its subsidiaries during fiscal 1999.

REPORT WITH RESPECT TO EXECUTIVE COMPENSATION COMMITTEE

         The following report with respect to the Company's compensation policies applicable to the Company's executive officers in fiscal 1999 is presented by the Board of Directors other than Lloyd Frank, who did not serve on the Board during fiscal 1999.

         Executive Compensation. Compensation of executive officers is comprised of salary as a base compensation, bonuses as a means of short-term compensation and stock options to foster long-term incentive. All determinations as to the compensation of each executive officer who is a member of the Company's Board of Directors is made on an individual basis by the Board, after consultation with senior management, although an executive officer who is also a member of the Board does not participate in the Board's determination of his own compensation.

         In making its decisions as to base salary, the Board gives effect to the executive's performance and responsibilities, inflationary trends, competitive market conditions and other subjective factors, without ascribing specific weights to these factors. Bonuses are based upon the Company's performance, as well as the executive's overall performance, contribution toward the Company's profitability, meeting corporate objectives and, in certain instances, meeting specific corporate goals or completing specific programs or projects. The compensation (salary and bonuses) of the four executive officers who are not members of the Board is determined by senior management on the same subjective basis.

         The Company has utilized stock options as the primary method of providing long-term incentive compensation to key employees, including executive officers, of the Company and its subsidiaries. The Company believes that stock options foster the interest of key employees in seeking long-term growth for the Company, as well as linking their interests with the overall interest of shareholders. In determining when to grant options and the size of the award to any particular executive, the Board of Directors takes into consideration factors such as the executive's position, level of responsibility, value to the Company, objectives, accomplishments and performance, the incentive and objectives intended to be provided, when the last prior option was granted to the individual, the individual's other compensation and the recommendation of senior management. No one factor is given special weight, but decisions are made based on an overall assessment of each individual.

         Chief Executive Officer Compensation. The Board, in determining the fiscal 1999 annual compensation of William Shaw, the Company's Chief Executive Officer, determined to increase Mr. Shaw's annual salary by $20,000 to $375,000 based upon Mr. Shaw's leadership, experience and knowledge, and in light of the fact that Mr. Shaw's annual salary had not been increased since fiscal 1996. The increase was in lieu of a bonus which Mr. Shaw had received in each of fiscal 1998 and 1997 ($30,000 for each year).

         Certain Tax Legislation. Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)") precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. The Company believes that all of the fiscal 1999 compensation of its executive officers, including compensation resulting from the exercise of stock options, is deductible. The options granted by the Board in fiscal 1999 and 1998 are not deemed "performance based compensation" under
Section 162(m). Therefore, the difference between the market value of the Company's Common Stock underlying a stock option at the date of its exercise and the exercise price of the option will be taken into account in determining whether the $1,000,000 Section 162(m) limitation is exceeded.

                                              Respectfully,

                                 William Shaw                Jerome Shaw
                                 James J. Groberg            Irwin B. Robins
                                 Mark N. Kaplan              Steven A. Shaw
                                 William H. Turner

SHAREHOLDER RETURN PERFORMANCE GRAPH

         The Company's Common Stock has been listed on the New York Stock Exchange (the "NYSE") since May 7, 1997, prior to which it was quoted on the NASDAQ Stock Market's National Market System. The following graph compares the cumulative total shareholder return to holders of the Company's Common Stock with (a) the NYSE Stock Market Index and (b) securities of companies traded on the NYSE having market capitalizations that are within 5% of the market capitalization of the Company's Common Stock as at the end of the Company's latest fiscal year-end (this peer group was selected by the Company because the Company operates in five diverse business segments). The comparison assumes $100 was invested on November 1, 1994 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):


                       [ PERFORMANCE GRAPH APPEARS HERE ]


                                   1994    1995     1996    1997    1998   1999
                                   ----    ----     ----    ----    ----   ----
--------------------------------------------------------------------------------
VOLT INFORMATION SCIENCES, INC.    $100   $179    $299    $773    $268     $221

NEW YORK STOCK EXCHANGE INDEX       100    117     143     187     215      250

PEER GROUP INDEX                    100    109     132     143     122      108
--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

         The Company renders various payroll and related services to a corporation primarily owned by Steven A. Shaw, a Vice President and director of the Company, for which the Company received approximately $1,000 in excess of its direct costs in fiscal 1999. Such services are performed on a basis substantially similar to those performed by the Company for, and at substantially similar rates as is charged by the Company to, unaffiliated third parties. In addition, the Company rents to that corporation approximately 2,500 square feet of space in its El Segundo, California facility on a month-to-month basis at a rental of $1,500 per month, which the Company believes is the fair market rental for such space.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date and representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ended October 29, 1999 were timely filed, except that Mr. Robins was late in reporting a gift he made of 50 shares.


                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors of the Company has, subject to shareholder ratification, selected Ernst & Young LLP, independent public accountants, to audit the Company's financial statements for the fiscal year ending November 3, 2000. A resolution will be submitted to shareholders at the Annual Meeting for such ratification. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy will be required to adopt this resolution. The Board of Directors recommends a vote "FOR" this resolution. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

         Ernst & Young LLP has indicated to the Company that it intends to have a representative present at the Annual Meeting who will be available to respond to appropriate questions. This representative will have the opportunity to make a statement if he or she so desires. If the resolution selecting Ernst & Young LLP as independent public accountants is adopted by shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company's best interests. Any such future selection need not be submitted to a vote of shareholders.


                                  MISCELLANEOUS

COST OF SOLICITING PROXIES

         The cost of solicitation of Proxies, including the cost of reimbursing banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy soliciting material to beneficial owners of Common Stock, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telegraph or personal interviews.

INDEMNIFICATION INSURANCE

         New York law permits a corporation to purchase insurance covering a corporation's obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. In March 2000, the Company extended insurance policies from National Union Fire Insurance Company of Pittsburgh, PA, Federal Insurance Company and Columbia Casualty Company covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The policies expire in March 2002. The premium cost for two years of the policies is $541,788.

SHAREHOLDER PROPOSALS

         From time to time shareholders may present for consideration at meetings of shareholders proposals which may be proper subjects for inclusion in the proxy statement and form of proxy distributed in connection with such meetings. In order to be so included, such proposals must be submitted in writing on a timely basis. Shareholder proposals intended to be included in the Company's proxy statement and form of proxy to be used in connection with the Company's 2001 Annual Meeting of Shareholders must be received by the Company by November 25, 2000. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 560 Lexington Avenue, New York, New York 10022-2928.

         The Company's by-laws, as amended, require shareholders who intend to nominate directors or propose business at any annual meeting to provide advance notice of such intended action, as well as certain additional information, to the Company. Such notice and information must be timely received by the Secretary of the Company at 560 Lexington Avenue, New York, New York 10022-2928 not less than 120 nor more than 150 days prior to the anniversary date of the notice of the annual meeting of shareholders held in the immediately preceding year. However, in the event the date of the annual meeting is changed by more than 30 days from the one year anniversary date of the date the annual meeting was held in such immediately preceding year and less than 130 days informal notice to shareholders or other public disclosure of the date of the annual meeting in the current year is given or made, advance notice of nominations or business proposed by a shareholder must be received by the Company not later than the close of business on the tenth calendar day following the date on which formal or informal notice or public disclosure of the date of the annual meeting is mailed or otherwise first publicly announced, whichever first occurs. Copies of the by-law provision is available upon request made to the Secretary of the Company.


                                        By Order of the Board of Directors
                                              Jerome Shaw, Secretary

New York, New York
March 24, 2000

[  ]PLEASE MARK VOTES              REVOCABLE PROXY
    AS IN THIS EXAMPLE       VOLT INFORMATION SCIENCES, INC.

Solicited On Behalf Of The Board   C      1. Election of Directors:                             With-  For All
Of Directors For Annual  Meeting                                                         For    hold   Except
Of    Shareholders    Of    Volt   O                                                    [   ]   [   ]   [   ]
Information Sciences, Inc.                The  election of the  following  to serve as
                                   M      Class I directors:
The undersigned  hereby appoints          Irwin B. Robins
WILLIAM  SHAW and  JEROME  SHAW,   M      Steven A. Shaw
jointly and  severally,  Proxies          Lloyd Frank
with full power of substitution,   O      Mark N. Kaplan
to   vote  on   behalf   of  the
undersigned    at   the   Annual   N      INSTRUCTION:  To withhold  authority to vote
Meeting of  Shareholders of VOLT          for any  individual  nominee,  mark "For All
INFORMATION SCIENCES, INC. to be          Except" and write that nominee's name in the
held on April 18,  2000,  and at          space provided below.
any        adjournments       or
postponements     thereof,    as          --------------------------------------------
indicated   upon  the  following                                                         For   Against  Abstain
matters  as   described  in  the          2. The  proposal to ratify the action of the  [   ]   [   ]    [   ]
Notice    of     Meeting     and          Board of  Directors  in  appointing  Ernst &
accompanying   Proxy   Statement          Young  LLP  as  the  Company's   independent
related to such meeting, receipt          auditors for the fiscal year ending November
of  which is  acknowledged,  and          3, 2000.
with  discretionary  power  upon
such other  business as may come          The Board of Directors recommends a vote for
before the meeting, according to          the  election of each  nominee to serve as a
the number of votes and as fully          director  and for  Proposal  2 set  forth in
as  the  undersigned   would  be          this Proxy.
entitled  to vote if  personally
present,   hereby  revoking  any          Each properly  executed  Proxy will be voted
prior Proxy or Proxies.                   in accordance with the  specifications  made
                                          above.  If no  specification  is  made,  the
                       --------------     shares  represented  by this  Proxy  will be
Please be sure to sign     Date           voted  FOR  the   election   of  all  listed
  and date this Proxy.                    nominees and FOR Proposal 2.
-------------------------------------
                                          The  Submission  Of This Proxy,  If Executed
   Shareholder sign above---Co-holder           Properly, Revokes All Prior Proxies.
--------(if any) sign above----------

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.
                        VOLT INFORMATION SCIENCES, INC.
--------------------------------------------------------------------------------

NOTE: Please sign your name or names exactly as set forth hereon. For jointly owned shares, each owner should sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

[  ]PLEASE MARK VOTES              REVOCABLE PROXY
    AS IN THIS EXAMPLE       VOLT INFORMATION SCIENCES, INC.

                                                                                                         With-    For All
Solicited   On   Behalf   Of  The  Board  Of                                                    For      hold     Except
Directors For Annual Meeting Of Shareholders     1. Election of Directors:                     [  ]      [  ]      [  ]
Of Volt Information Sciences, Inc.               The  election of the  following  to serve
                                                 as Class I directors:
The undersigned hereby appoints WILLIAM SHAW     Irwin B. Robins
and  JEROME  SHAW,  jointly  and  severally,     Steven A. Shaw
Proxies with full power of substitution,  to     Lloyd Frank
vote on  behalf  of the  undersigned  at the     Mark N. Kaplan
Annual  Meeting  of   Shareholders  of  VOLT
INFORMATION  SCIENCES,  INC.  to be  held on     INSTRUCTION:  To withhold  authority to vote
April 18, 2000, and at any  adjournments  or     for any  individual  nominee,  mark "For All
postponements thereof, as indicated upon the     Except" and write that nominee's name in the
following matters as described in the Notice  4  space provided below.
of Meeting and accompanying  Proxy Statement
related to such meeting, receipt of which is                                                      For    Against  Abstain
acknowledged,  and with discretionary  power  0  2. The  proposal to ratify the action of the    [  ]     [  ]      [  ]
upon such other  business as may come before     Board of  Directors  in  appointing  Ernst &
the  meeting,  according  to the  number  of     Young  LLP  as  the  Company's   independent
votes and as fully as the undersigned  would  1  auditors for the fiscal year ending November
be entitled to vote if  personally  present,     3, 2000.
hereby  revoking any prior Proxy or Proxies.
Please be sure to sign and date this Proxy    K  This Proxy also provides voting instructions
                                                 to  the  trustee  of the  Company's  Savings
                       --------------            Plan.
Please be sure to sign     Date
  and date this Proxy.                           The Board of Directors recommends a vote for
-------------------------------------            the  election of each  nominee to serve as a
                                                 director  and for  Proposal  2 set  forth in
   Shareholder sign above---Co-holder            this Proxy.
--------(if any) sign above----------
                                                 Each properly  executed  Proxy will be voted
                                                 in accordance with the  specifications  made
                                                 above.  If no  specification  is  made,  the
                                                 shares  represented  by this  Proxy  will be
                                                 voted  FOR  the   election   of  all  listed
                                                 nominees and FOR Proposal 2.

                                                 The  Submission  Of This Proxy,  If Executed
                                                 Properly, Revokes All Prior Proxies.

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.
                        VOLT INFORMATION SCIENCES, INC.
--------------------------------------------------------------------------------

NOTE: Please sign your name or names exactly as set forth hereon. For jointly owned shares, each owner should sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

[  ]PLEASE MARK VOTES              REVOCABLE PROXY
    AS IN THIS EXAMPLE       VOLT INFORMATION SCIENCES, INC.

                                                                                                        With-    For All
Solicited   On   Behalf   Of  The  Board  Of                                                   For      hold     Except
Directors For Annual Meeting Of Shareholders      1. Election of Directors:                   [  ]      [  ]      [  ]
Of Volt Information Sciences, Inc.                The  election of the  following  to serve
                                                  as Class I directors:
The undersigned hereby appoints WILLIAM SHAW      Irwin B. Robins
and  JEROME  SHAW,  jointly  and  severally,      Steven A. Shaw
Proxies with full power of substitution,  to      Lloyd Frank
vote on  behalf  of the  undersigned  at the  E   Mark N. Kaplan
Annual  Meeting  of   Shareholders  of  VOLT
INFORMATION  SCIENCES,  INC.  to be  held on      INSTRUCTION:  To withhold  authority to vote
April 18, 2000, and at any  adjournments  or  S   for any  individual  nominee,  mark "For All
postponements thereof, as indicated upon the      Except" and write that nominee's name in the
following matters as described in the Notice      space provided below.
of Meeting and accompanying  Proxy Statement  O                                                For    Against  Abstain
related to such meeting, receipt of which is      2. The  proposal to ratify the action of the [  ]     [  ]      [  ]
acknowledged,  and with discretionary  power      Board of  Directors  in  appointing  Ernst &
upon such other  business as may come before  P   Young  LLP  as  the  Company's   independent
the  meeting,  according  to the  number  of      auditors for the fiscal year ending November
votes and as fully as the undersigned  would      3, 2000.
be entitled to vote if  personally  present,
hereby  revoking any prior Proxy or Proxies.      This Proxy also provides voting instructions
                                                  to the  trustee  of the  Company's  Employee
                       --------------             Stock Option Plan.
Please be sure to sign     Date
  and date this Proxy.                            The Board of Directors recommends a vote for
-------------------------------------             the  election of each  nominee to serve as a
                                                  director  and for  Proposal  2 set  forth in
   Shareholder sign above---Co-holder             this Proxy.
--------(if any) sign above----------
                                                  Each properly  executed  Proxy will be voted
                                                  in accordance with the  specifications  made
                                                  above.  If no  specification  is  made,  the
                                                  shares  represented  by this  Proxy  will be
                                                  voted  FOR  the   election   of  all  listed
                                                  nominees and FOR Proposal 2.

                                                  The  Submission  Of This Proxy,  If Executed
                                                  Properly, Revokes All Prior Proxies.

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.
                        VOLT INFORMATION SCIENCES, INC.
--------------------------------------------------------------------------------

NOTE: Please sign your name or names exactly as set forth hereon. For jointly owned shares, each owner should sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------